EXHIBIT 10.10
FIFTH AMENDMENT TO LEASE AGREEMENT
     THIS FIFTH AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made as of the 31st day of August, 2005, by and between 1899 L STREET TOWER LLC, a Delaware limited liability company (“Landlord”), and BLACKBOARD INC. (“Tenant”).
W I T N E S S E T H:
     WHEREAS, 1899 L Street LLC (“Original Landlord”) and Tenant entered into that certain Office Lease dated November 22, 1999 (the “Original Lease”), as amended by that certain Amendment to Lease Agreement dated February 16, 2000 (the “First Amendment”) as further amended by that certain Second Amendment to Lease Agreement dated July ___, 2000, as further amended by that certain Third Amendment to Lease Agreement dated January 31, 2001 (the “Third Amendment”), as further amended by that certain Fourth Amendment to Lease Agreement dated March 22, 2002 (the “Fourth Amendment”: all of the foregoing being collectively, the “Lease”) pertaining to 46,209 square feet of space (the “Existing Premises”) located in that certain building (the “Building”) located at 1899 L Street NW, Washington D.C.; and
     WHEREAS, Landlord is the successor-in-interest to Original Landlord’s interest in and under the Lease; and
     WHEREAS, Landlord and Tenant have agreed that Tenant will expand the Existing Premises, as more particularly provided for herein.
     NOW THEREFORE, in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby amend the Lease as follows:
A G R E E M E N T
     1. Inclusion of Additional Third Floor Premises. Effective as of the Additional Third Floor Premises Commencement Date (defined below):
          (a) A portion of the third floor of the Building containing 5,206 square feet, as shown on the plan attached hereto as Exhibit A-1 (the “Additional Third Floor Premises”); shall be added to and constitute a part of the Premises, subject to all of the terms and conditions of the Lease (including, but not limited to, Section 5, except as provided in this Amendment; and
          (b) The rentable area of the Premises shall be increased by five thousand two hundred and six (5,206) square feet, and therefore, effective on the Additional Third Floor Premises Commencement Date, the total rentable area of the Premises shall be fifty-one thousand four hundred fifteen (51,415) square feet.
     2. Occupancy Dates and Term. The term (the “Additional Third Floor Premises Term”) of the leasing of the Additional Third Floor Premises shall commence on and shall be the date that is fifteen (15) days after the tenant occupying the Additional Third Floor Premises as of the date hereof vacates the Additional Third Floor Premises (the “Additional Third Floor Premises Commencement Date”), provided Landlord will use commercially reasonable efforts to notify Tenant of the Additional Third Floor Premises Commencement Date at least twenty (20) days prior to such date. Landlord anticipates that the existing tenant will vacate the Additional Third Floor Premises around January 1, 2006. Unless sooner terminated pursuant to the provisions of the Lease, the term of the leasing of the Additional Third Floor Premises shall be coterminous with the Term of the Lease (May 31, 2007) and the period from the Additional Third Floor Premises Commencement Date to the last day of the twelfth (12th) full calendar month following the calendar month in which the Additional Third Floor Premises Commencement Date occurs shall be the first “Lease Year” of the Additional Third Floor Premises Term. Thereafter, each consecutive twelve (12) calendar month period during the Additional Third Floor Premises shall constitute one (1) Lease Year. Notwithstanding anything contained herein to the contrary, if the Additional Third Floor Premises Commencement Date occurs on the first (1st) day of a calendar month, the first Lease Year during the Additional Third Floor Premises Term shall be twelve (12) full calendar months.
     3. Rent for Additional Third Floor Premises. Effective as of the Additional Third Floor Premises Commencement Date, Rent for the Additional Third Floor Premises only shall be as follows:
Rent Schedule

	Per Square
Period	Foot	Annual Rent	Monthly Rent
Lease Year 1	$36.75	$191,320.56	$15,943.38
Lease Year 2 (to be prorated)	$37.67	$196,110.00	$16,342.50
     4. Operating Expenses and Real Estate Taxes; Adjustment of Additional Rent. As of the second Lease Year of the Additional Third Floor Premises Term, Tenant’s “pro rata share” referenced in Paragraph 2.2(a)(iii) of the Lease, as amended, shall be increased from “35.17%” to “39.13%”. For purposes of Paragraph 2.2(a)(iii) of the Lease, the “Base Year” shall continue to be the 2000 calendar year with respect to the original 23.45%, and shall continue to be the 2001 calendar year with respect to the 7.77% relating to the 12th Floor Premises added pursuant to the Third Amendment, and shall continue to be the 2002 calendar year with respect to the 3.95% relating to the Additional Seventh Floor Premises added pursuant to the Fourth Amendment but the “Base Year” with respect to the additional 3.96% relating to the Additional Third Floor Premises shall be calendar year 2006. Additionally, in no event shall Tenant be required to pay Tenant’s prorata share of any Operating Expense Increase for the Additional Third Floor Premises prior to the expiration of the first Lease Year of the Additional Third Floor Premises Term.
     5. Acceptance of the Additional Third Floor Premises.
          (a) Tenant acknowledges that Tenant has inspected and is fully familiar with the Additional Third Floor Premises and, Tenant shall accept the same in its broom clean, “as is” condition subject to Landlord’s repair obligations in Section 3.3 of the Lease.
          (b) If Tenant makes alterations to the Premises in accordance with the Lease generally and with Section 4.1 in particular during the period from the Additional Third Floor Premises Commencement Date until twelve (12) months after the Additional Third Floor Premises Commencement Date (the “Contribution Period”), and provided Tenant is not in default under the Lease, Landlord shall contribute (the “Improvement Contribution”) of $26,030.00 towards the cost of said work. Tenant shall have the right, without the need to receive the consent of Landlord, to retain a general contractor selected by Tenant to perform such alterations, provided Tenant notifies Landlord of the name of such general contractor and general contractor is licensed, bonded and insured to do business in the District of Columbia. Within ten (10) days after Tenant’s completion of the alterations made during the Contribution Period (but in no event later than twelve (12) months after Additional Third Floor Premises Commencement Date), Tenant shall submit to Landlord a detailed breakdown of the costs of said alterations, together with final lien waivers, contractors’ affidavits and architects’ certificates, in each case to the extent applicable, in such form as may be reasonably required by Landlord and any other documentation required at the completion of alterations pursuant to the Lease. Landlord shall pay to Tenant (up to the Improvement Contribution) the amount incurred by Tenant in the performance of the alterations made during the Contribution Period within thirty (30) days after receipt of the documentation required in the immediately preceding sentence. Tenant shall not be entitled to any portion of the Improvement Contribution not used in the performance of alterations during the Contribution Period. Landlord shall not be entitled to any compensation or fee in connection with the alterations performed by Tenant.
     6. Parking Spaces. The number of unreserved parking spaces to be made available by Landlord to Tenant pursuant to Paragraph 11.2 of the Lease is hereby increased from “forty (40)” to “forty-four (44)”. Tenant’s rights to the four (4) additional spaces shall terminate if Tenant does not notify Landlord in writing of Tenant’s exercise of such rights on or before March 30, 2006.
     7. Use of Internal Building Stairwells. In addition to the lease of the Premises, Landlord grants to Tenant the non-exclusive right to use the internal stairwells servicing the Premises for the passage of Tenant’s employees and guests between the floors constituting the Premises. Tenant shall have no right to use the internal stairwells for any other purpose, including but not limited to storage. Subject to the approval of Landlord, in the event that Tenant elects to exercise the right to use internal stairwells as set forth above, Tenant shall install and maintain an electronic access system in the stairwell to maintain secure access to the Premises. Any such electronic access system shall be installed, operated and maintained at Tenant’s sole cost and expense, and the design, location, installation, operation and maintenance thereof shall be subject to all of the terms and conditions of the Lease. Tenant agrees, prior to the expiration of the Lease, to remove any such system and to return the portion of the stairwell permitted to be utilized by Tenant under this Paragraph as well as the doors to the Premises to their respective condition as of the date hereof, ordinary wear and tear excepted. Tenant acknowledges that the internal stairwells in the Building are part of the emergency access and egress to and from the Building, and in addition to all other terms and conditions of the Lease, Tenant shall at all times comply with all Applicable Laws regarding the internal stairwell, the physical condition of the Premises or that relate to the lawful use or occupancy of the Premises. In the exercise of the rights granted under this Paragraph, Tenant shall in no event temporarily or permanently obstruct any portion of the internal stairwell, and Landlord, in addition to any other rights granted to Landlord hereunder, may remove any obstructions, refuse or objectionable matter from the stairwell without notice or liability to Tenant. In addition to all other rights and remedies provided in the Lease, Landlord may terminate the rights granted to Tenant under this Paragraph in the event that the use of the internal stairwell in the Building violates any Applicable Laws or creates, in the commercially reasonable judgment of Landlord, a hazardous or disruptive condition in the Building. The use of the stairwell by Tenant shall be subject to all of the insurance and indemnification obligations imposed on Tenant under the Lease.
     8. Broker Warranty. Landlord and Tenant each warrant that it has had no dealings with any broker, agent or any other person in connection with the negotiation or execution of this Amendment other than Studley Inc., and Transwestern Commercial Services (collectively, the “Brokers”). Landlord and Tenant agree to indemnify and hold harmless the other from and against any and all cost, expense, or liability for commissions or other compensation and charges claimed by any broker or agent (other than the Brokers) with respect to this Amendment on account of the acts of the indemnifying party.

     9. ERISA. Tenant hereby represents and warrants to Landlord that
          (a) Tenant is not a “party in interest” (within the meaning of Section 3(14) of the Employee Retirement Income Security Act of 1974, as amended) or a “disqualified person” (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended) with respect to The Metropolitan Life Retirement Plan for United States Employees, and (ii) no portion of or interest in the Lease will be treated as the asset of any (a) “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended), (b) “plan” (within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, or (c) entity whose underlying assets include “plan assets” by reason of a plan’s investment in such entity; and
          (b) Neither Tenant nor any twenty percent (20%) or greater owner of Tenant owns, directly or indirectly, more than twenty percent (20%) of (i) any class of stock of Metropolitan Life Insurance Company or any affiliate of Metropolitan Life Insurance Company; or (ii) any class of stock of BlackRock Realty Corporation or any affiliate of BlackRock Realty Corporation (including PNC Bank).
     10. OFAC Compliance.
          (a) Each party represents and warrants to the other party that it is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”) and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States.
          (b) Tenant represents and warrants to Landlord that (i) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), and (ii) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that the Lease, as amended and/or extended, is in violation of Applicable Law. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701, et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1, et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by any Applicable Law or Tenant is in violation of any Applicable Law.
          (c) Each party covenants and agrees with the other party (i) to comply with all Applicable Laws relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (ii) to promptly notify the other party in writing if any of the representations, warranties or covenants set forth in this sub-paragraph or the preceding sub-paragraphs are no longer true or have been breached or if such party has a reasonable basis to believe that they may no longer be true or have been breached, (iii) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to the other party under the Lease, as amended and/or extended, and (iv) at the reasonable request by a party, to provide such information as may be requested by such party to determine the other party’s compliance with the terms hereof.
          (d) Each party hereby acknowledges and agrees that its inclusion on the List at any time during the Term shall be a material default of the Lease. Notwithstanding anything herein to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such knowing use or occupancy of the Premises by any such person or entity shall be a material default of the Lease.
     11. Definitions. Unless the context otherwise requires, any capitalized term used herein shall have its respective meaning as set forth in the Lease.
     12. Integration of Amendment and Lease. This Amendment and the Lease shall be deemed to be, for all purposes, one instrument. In the event of any conflict between the terms and provisions of this Amendment and the terms and provisions of the Lease, the terms and provisions of this Amendment shall, in all instances, control and prevail.
     13. Counterparts. This Amendment may be executed by each of the parties hereto in separate counterparts and have the same force and effect as if all of the parties had executed it as a single document.
     14. Ratification. Except as modified herein, all of the remaining terms and provisions of the Lease shall remain in full force and effect.
[signatures on following page]

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

1899 L STREET TOWER LLC, a Delaware limited liability company

By:	BlackRock Realty Advisors, Inc., its investment advisor

	By:	/s/ Cathy Bernstein

Name: Cathy Bernstein
Title: Director

TENANT:

BLACKBOARD INC.

By:	/s/ Matthew Small

Name: Matthew Small
Title: General Counsel